SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                             _______


                     SCHEDULE 14C INFORMATION


      Information Statement Pursuant to Section 14(c) of the
                 Securities Exchange Act of 1934
                        (Amendment No.  )



Check the appropriate box:

[ ] Preliminary Information Statement
[X] Definitive Information Statement



                       CONOLOG CORPORATION
--------------------------------------------------------------------------------
         (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
         (Name of Person(s) Filing Information Statement)


Payment of Filing Fee (Check the appropriate box):

[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii) or 14c-5(g).
[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)  Title of each class of securities to which transaction applies:

2)  Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

4)  Proposed maximum aggregate value of transaction:

1 Set forth the amount on which the filing fee is calculated and state how it was determined.


[X] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)  Amount Previously Paid:  $125.00

2)  Form, Schedule or Registration Statement No.: Schedule 14C Information

3)  Filing Party:  Conolog Corporation

4)  Date Filed: September 27, 1996

                       CONOLOG CORPORATION

                         5 Columbia Road
                  Somerville, New Jersey  08876


                NOTICE OF MEETING OF SHAREHOLDERS

                         November 4, 1996


To the Shareholders of
     Conolog Corporation:

    NOTICE IS HEREBY GIVEN that a Meeting of Shareholders of Conolog Corporation, a Delaware corporation (the "Corporation"), will be held at the offices of Milberg Weiss Bershad Hynes & Lerach LLP, One Pennsylvania Plaza, 49th Floor, New York, New York 10119 on Monday, November 4, 1996, at 6:30 p.m., local time, for the following purposes:


             1. To consider and act upon a proposal to approve an amendment to the Certificate of Incorporation to increase the total number of authorized shares of all classes of stock from 6,500,000 of which 500,000 shares are classified as Preferred Stock and 6,000,000 shares are classified as Common Stock to 22,000,000 shares of which 2,000,000 shares will be classified as Preferred Stock and 20,000,000 shares will be classified as Common Stock.

             2. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

    The Board of Directors has fixed the close of business on September 30, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting of Shareholders; and only shareholders of record at such time will be entitled to receive notice of and to vote at the meeting.

    By Order of the Board of Directors,

                       ROBERT S. BENOU
                         President

Somerville, New Jersey
October 10, 1996


                   WE ARE NOT ASKING YOU FOR A
                   PROXY AND YOU ARE REQUESTED
                     NOT TO SEND US A PROXY.

                       CONOLOG CORPORATION
                         5 Columbia Road
                  Somerville, New Jersey  08876




             I N F O R M A T I O N  S T A T E M E N T

                               for

                     MEETING OF SHAREHOLDERS

                   to be held November 4, 1996




                                                 October 10, 1996


    This information statement is furnished by the Board of Directors of Conolog Corporation, a Delaware corporation (the "Corporation"), in connection with the Meeting of Shareholders (the "Meeting") to be held at the offices of Milberg Weiss Bershad Hynes & Lerach LLP, One Pennsylvania Plaza, 49th Floor, New York, New York 10119, on Monday, November 4, 1996, at 6:30 p.m., local time, and any adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting. Only shareholders of record at the close of business on September 30, 1996 will be entitled to vote at such meeting. The principal executive office of the Corporation is 5 Columbia Road, Somerville, New Jersey 08876, and its telephone number is (908) 722-8081.

    MANAGEMENT OF THE CORPORATION IS NOT SOLICITING PROXIES
FOR THIS MEETING AND YOU ARE REQUESTED NOT TO SEND THE CORPORATION
A PROXY.

    Robert S. Benou, President and Arpad Havasy, Executive
Vice President, Secretary and Treasurer of the Corporation and The Chase Manhattan Bank, formerly known as Chemical Bank, own a total of 52.2% of the issued and outstanding shares of Common Stock of the Corporation and have each indicated that they will vote their shares in favor of the increase in authorized shares of stock described below.

                        OUTSTANDING SHARES

    The number of outstanding shares entitled to vote at the meeting is 1,031,963 shares of Common Stock, par value $1.00 per share, each of which shares is entitled to one vote. The presence in person at the Meeting of the holders of a majority of the shares shall constitute a quorum. There is no cumulative voting. Assuming the presence of a quorum at the meeting, the affirmative vote of a majority of the total outstanding common shares is necessary to approve the Amendment to the Certificate of Incorporation.

    Abstentions and broker non-votes will have the same effect as a "no" vote with respect to the proposal to amend the Certificate of Incorporation.

                      PRINCIPAL SHAREHOLDERS

    The following table sets forth as of September 15, 1996, information concerning the only persons who are known by the Corporation to own beneficially more than 5% of the outstanding shares of Common Stock of the Corporation and information concerning ownership of outstanding shares of Common Stock by all present directors and officers of the Corporation as a group:


Name and Address              Number of Shares         Percent
of Beneficial Owner           Beneficially Owned       of Class
_____________________         __________________       ________

Robert S. Benou(1)            1,904,614 (2)            78.3%

Arpad J. Havasy(1)               33,937                 3.3%

The Chase Manhattan Bank,
formerly Chemical Bank
270 Park Avenue
New York, New York 10017      1,775,000 (3)            72.9%

CNL Holdings, Inc.
750 Lexington Avenue
New York, New York 10022      1,775,000 (4)            72.9%


All directors and officers
as a group (5 persons)        1,939,096 (2)            79.7%




(1) The address for these individuals is c/o Conolog Corporation, 5 Columbia Road, Somerville, New Jersey 08876.

(2) This amount includes 1,775,000 shares which CNL Holdings, Inc. ("CNL Holdings") has an option to acquire from The Chase Manhattan Bank, formerly known as Chemical Bank (the "Bank") of which 375,000 shares are presently owned by the Bank and 1,400,000 shares may be acquired pursuant to the Bank's conversion right under the Conolog Corporation Allonge, dated as of September 11, 1996 by and between the Corporation and the Bank (the "Allonge"), over which Mr. Benou will have sole power to vote in the event CNL Holdings exercises its option to purchase the Bank's 375,000 shares and exercises the conversion right under the Allonge. See "Transactions Among the Corporation, The Chase Manhattan Bank and CNL Holdings, Inc."

(3) This amount includes 375,000 shares presently owned by the Bank and 1,400,000 shares which may be acquired pursuant to the conversion right under the Allonge. See "Transactions Among the Corporation, The Chase Manhattan Bank and CNL Holdings, Inc."

(4) This amount includes 375,000 shares presently owned by the Bank and 1,400,000 shares which may be acquired pursuant to the conversion right under the Allonge which CNL Holdings has the option to acquire until April 15, 1997. See "Transactions Among the Corporation, The Chase Manhattan Bank and CNL Holdings, Inc."



          PROPOSAL TO AMEND CERTIFICATE OF INCORPORATION

         The Board of Directors is recommending that the shareholders approve the amendment to the Corporation's Amended Certificate of Incorporation to increase the total number of shares of all classes of stock which the Corporation is authorized to issue from six million five hundred thousand (6,500,000) shares of which six million (6,000,000) shares are classified as Common Stock and five hundred thousand (500,000) shares are classified as Preferred Stock to twenty two million (22,000,000) shares of which twenty million (20,000,000) shares will be classified as Common Stock and two million (2,000,000) shares will be classified as Preferred Stock. The increase in capital stock will enable the Corporation to facilitate the transactions described below and to provide the Corporation's Board of Directors with the ability to use the Corporation's stock as incentive compensation to employees and in corporate transactions without having to seek further stockholder approval. While the increase in authorized Common Stock will not change substantially the rights of holders of the Corporation's Common Stock, the consummation of the transactions described below may have a dilutive, and therefore depressive, effect on the market price of the Common Stock. The issuance of additional Preferred Stock may have dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of Common Stock.

         If the amendment is approved by the Corporation's stockholders, the Corporation will file an Amendment to its Amended Certificate of Incorporation with the Secretary of State of Delaware promptly after the Meeting. The increase in authorized capital stock will become effective on the filing of the Certificate of Amendment.

               TRANSACTIONS AMONG THE CORPORATION,
         THE CHASE MANHATTAN BANK AND CNL HOLDINGS, INC.

The Corporation and The Chase Manhattan Bank

         The principal amount owing to the Bank under the Amended and Restated Term Loan Agreement dated as of August 2, 1995 between the Corporation and the Bank (the "Loan") at June 30, 1996 was $1,012,500 and the unpaid accrued interest was $50,000. The Bank and the Corporation have entered into the Conolog Corporation Allonge, dated as of September 11, 1996, pursuant to which the Amended and Restated Term Note dated as of August 2, 1995 between the Corporation and the Bank (the "Note") was amended to permit the conversion by the Bank of the unpaid principal and interest due under the Note into 1,400,000 shares of the Corporation's Common Stock on or before April 16, 1997. The conversion right may be exercised by the Bank or its assignee. The Bank has agreed to defer all payments of principal and interest under the Note until April 16, 1997.

The Bank and CNL Holdings, Inc.

         The Bank and CNL Holdings, Inc. ("CNL Holdings") have entered into an Option and Purchase, Sale and Assignment Agreement dated as of September 12, 1996 (the "Option Agreement"). Under the Option Agreement the Bank has granted an option to CNL Holdings to purchase all of the Bank's interest in (i) the Loan, (ii) the Note and (iii) the 375,000 shares of the Corporation's Common Stock owned by the Bank. CNL Holdings paid $150,000 to the Bank for the option, which has an exercise price of $1,500,000 and an expiration date of April 15, 1997.

The Corporation and CNL Holdings

         The Corporation and CNL Holdings have entered into an agreement dated as of September 12, 1996, (the "Agreement") whereby CNL Holdings has agreed to lend up to $2,500,000 to the Corporation under certain circumstances and the Corporation has agreed to file a registration statement (the "Registration Statement") with the Securities and Exchange Commission to register the 375,000 shares of Common Stock owned by the Bank and the 1,400,000 shares of Common Stock into which the Note is convertible (collectively, the "Acquired Shares").

         The proceeds of the sale of the Acquired Shares will be applied as follows: the first $1,500,000 will be paid to CNL Holdings for the payments made to the Bank pursuant to the Option Agreement; 50% of the balance, up to $2,500,000, will be loaned to the Corporation (the "Loans") within five days of CNL Holdings' receipt of the proceeds.

         Each loan will be evidenced by a Note bearing interest at the rate of 4% per annum and will be due 12 months from the date of such Loan. At maturity, the Corporation will have the option to pay each Loan, together with all accrued interest thereon, by issuing shares of a new Series C Preferred Stock (the "Series C Preferred") having a value of $5.00 per share for purposes of such repayment.

         The Series C Preferred will be non-voting and carry a cumulative dividend of 8% per annum which may be payable by the issuance of shares of Common Stock valued at $5.00 per share up to a maximum of 40,000 shares per annum. The Series C Preferred will be convertible into common stock at the rate of one share of common stock for each share of Series C Preferred and have a liquidating preference of $5.00 per share.

         The Agreement also provides that for the two year period commencing on the issuance of any shares of Series C Preferred (the "Registration Period") CNL Holdings may elect to include its Series C Preferred in any post-effective amendment to the Registration Statement or any new registration statement under the Securities Act of 1933, as amended. In addition, the Agreement also provides that during the Registration Period, CNL Holdings may give notice to the Corporation to the effect that it desires to register its shares under the Act for public distribution in which case the Corporation will file a post-effective amendment to a then current registration statement or a new registration statement.

         The Corporation believes that the foregoing transactions, collectively, benefit the Corporation and its stockholders. In the event CNL Holdings exercises its option under the Option Agreement and exercises the conversion right under the Note and the Agreement, and the offering of the Acquired Shares is successful, the Corporation's default under the Loan will be eliminated and the Corporation has the opportunity to, in effect, exchange its debt for Preferred Stock.

                       CERTAIN TRANSACTIONS

         Except as otherwise hereinabove set forth, no interested or affiliated person of the Corporation has had any material interest, direct or indirect, in any material transaction since the beginning of the fiscal year ended July 31, 1996 to which the Corporation was or is to be a party.

                       FINANCIAL STATEMENTS

         The Balance Sheet at July 31, 1995 and the Statements of Operations, Cash Flows and Shareholders' Equity for the year ended July 31, 1995 are contained in the Annual Report which is being mailed along with this information statement. The Balance Sheet at April 30, 1996 and the Statement of Operations, Cash Flows and Shareholders' Equity for the quarter ended April 30, 1996 are contained in the Quarterly Report being mailed along with this information statement.

                  INDEPENDENT PUBLIC ACCOUNTANTS

         The Corporation's independent public accounts, Rosenberg
Rich Baker Berman & Company, are expected to be represented at the meeting, will have the opportunity to make a statement if they wish and will be available to respond to appropriate questions.

                          OTHER MATTERS

         The Board of Directors does not intend to bring before the meeting any matters other than those mentioned above and is not aware of any matters that others may bring before the meeting.

    By Order of the Board of Directors,
                                           /s/ Robert S. Benou
                                           ROBERT S. BENOU
                                           President

                     Certificate of Amendment

                                of

                   Certificate of Incorporation

                                of

                       Conolog Corporation

_________________________________________________________________

                     Under Section 242 of the
                 Delaware General Corporation Law

_________________________________________________________________

    Conolog Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation") hereby certifies as follows:

    1. The Certificate of Incorporation of the Corporation is hereby amended by changing the article thereof numbered fourth so that, as amended, said Article FOURTH shall be and read as follows:

    "FOURTH: The total number of shares of all classes of stock which the Corporation is authorized to issue is twenty-two million (22,000,000) shares of which two million (2,000,000) shares having a par value of $.50 per share are to be classified as Preferred Stock and twenty million (20,000,000) shares, having a par value of $1.00 per share are to be classified as Common Stock.

    Each one hundred (100) shares of the Corporation's Common Stock, par value $.01 per share, issued and outstanding as of the close of business on August 17, 1995 shall be converted and reclassified into one (1) share of the Corporation's Common Stock par value $1.00 per share, so that each share of the Corporation's Common Stock, $.01 par value, issued and outstanding is hereby converted and reclassified. No fractional interests resulting from such conversion shall be issued, but in lieu thereof, the Corporation will pay cash for each currently issued and outstanding share of Common Stock, par value $.01 per share, representing such fractional interest at a price equal to the average of the closing bid and ask prices of the Corporation's Common Stock as reported on the OTC Bulletin Board on August 16, 1995."

    2. The foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the General
Corporation law of the State of Delaware by the vote of a majority of each class of outstanding stock of the Corporation entitled to vote thereon.

    IN WITNESS WHEREOF, we have signed this Certificate this ____ day of November, 1996.


                         /s/ Robert S. Benou
                         Robert S. Benou, President



ATTEST:



/s/ Arpad J. Havasy
Arpad J. Havasy, Secretary